EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No.'s 333-107561 and 333-35708) of GelStat Corporation and Subsidiary (a development stage company) (formerly known as Developed Technology Resources, Inc.) of our report dated March 25, 2005 (except as to Notes 2 and 13, as to which the date is April 13, 2005,) which appears on page 26 of this annual report on Form 10-KSB for the year ended December 31, 2004.

                                              /s/ VIRCHOW, KRAUSE & COMPANY, LLP

                                                          Minneapolis, Minnesota
                                                                  April 14, 2005